                            DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT is made as of this 26th day of February, 1998 (the "Agreement") by and between Rembrandt Funds, a Massachusetts business trust (the "Company") having its principal place of business at 208 South La Salle Street, Chicago, Illinois 60604 and First Date Distributors, Inc., a Massachusetts corporation (the "Distributor") having its principal place of business at 4400 Computer Drive, Westborough, Massachusetts 01581.

     WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and its units of beneficial interest (such units of all series are hereinafter called the "Shares") are registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act"), and

     WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and

     WHEREAS, the Company desires to retain the Distributor as distributor for the investment portfolios of the Company to provide for the sale and distribution of the Shares of the investment portfolios identified on Schedule A (the "Funds") and for such additional classes or series as the Company may issue, and the Distributor is prepared to provide such services commencing on the date first written above, and

     WHEREAS, the Company and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Company's Shares.

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein the Distributor and the Company hereby agree as follows:

1.  SERVICE AS DISTRIBUTOR
    ----------------------

1.1 The Company hereby appoints and the Distributor agrees to act as the Company's agent to sell and arrange for the sale of the Shares covered by the Company's registration statement under the 1933 Act.

1.2 The Distributor agrees to use its best efforts in connection with the distribution of Shares, including such advertising and promotion as it believes reasonable in connection with such distribution.

     The Distributor will hold itself available to receive orders, that the Distributor reasonably believes to be in good order, for the purchase of the Shares and will accept such orders and will transmit such orders as are so accepted and funds received by it in payment for such Shares to the Company's transfer agent or custodian, as appropriate, as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The offering price of the Shares will be the net asset value per share of the Shares plus any applicable sales charges, determined as set forth in the Prospectus. The Distributor shall not make any short sales of the Shares.

     The Distributor shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or by any securities association registered under the 1934 Act and which regulates the Distributor. The Distributor shall maintain the required licenses and registration for itself as a broker-dealer, and for its registered representatives or other associated persons, under the 1934 Act and applicable state securities laws.

     The Distributor is not authorized by the Company to give on behalf of the Company any information or make any representations in connection with the sale of Shares other than the information and representations contained in the Registration Statement filed with the SEC under the 1933 Act and the 1940 Act, as such Registration Statement may be amended from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Company for the Distributor's use.

1.3 The Company understands that the Distributor is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Investment Entities"), including Investment Entities having investment objectives similar to those of the Company. The Company further understands that investors and potential investors in the Company may invest in shares of such other Investment Entities. The Company agrees that the Distributor's duties to such Investment Entities shall not be deemed in conflict with its duties to the Company under this Section 1.3.

1.4 The Distributor shall not utilize any materials in connection with the sale or offering of Shares except the Company's current prospectus and statement of additional information and such other materials as the Company shall provide or approve.

1.5 All activities by the Distributor and its employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or the National Association of Securities Dealers.

1.6 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Company.

1.7 Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Company may decline to accept any orders for, or make any sales of, the Shares until such time as the Company deems it advisable to accept such orders and to make such sales, and the Company advises the Distributor promptly of such determination.

1.8 The Company agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders.

1.9 The Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate. The Company shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to the information contained in the previous notification.

1.10 The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Company and the Shares as the Distributor may reasonably request. The Company shall also furnish the Distributor upon request with: (a) audited annual statements and unaudited semi-annual statements of a Fund's books and accounts prepared by the Company, (b) quarterly earnings statements prepared by the Company, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the financial condition of the Company as the Distributor may reasonably request.

1.11 The Company represents to the Distributor that, all Registration Statements and prospectuses filed by the Company with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the term "Registration Statement" shall mean any registration statement and any prospectus and any statement of additional information relating to the Company filed with the SEC and any amendments or supplements thereto at any time filed with the SEC. Except as to information included in the Registration Statement in reliance upon information provided to the Company by the Distributor or any affiliate of the Distributor expressly for use in the Registration Statement, the Company represents and warrants to the Distributor expressly for use in the Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an unture statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Distributor may, but shall not be obligated to, propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Company's counsel, be necessary or advisable. The Company shall promptly notify the Distributor of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. The Company shall not file any amendment to any Registration Statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any Registration

       Statements and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

1.12 The Company agrees to indemnify and hold harmless the Distributor, its officers, directors, and employees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees) losses, damages, charges, payments and liabilities of any sort or kind which the Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Distributor, its officers, directors, employees or any controlling person resulting from such claims or demands arise out of the acquisition of Shares by any person which is based upon: (i) any untrue statement, or alleged untrue statement, of material fact contained in the Company's Registration Statement, prospectus, statement of additional information, or sales literature (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Company's Registration Statement, prospectus, statement of additional information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Company shall not be obligated to indemnify any entity or person pursuant to this paragraph
       1.12 against any losses, claims, costs, charges, payments, damages, liabilities or expenses (including attorneys' fees) of any sort or kind
       (i) arising out of the acquisition so Shares by any person which is bases upon any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Company by the Distributor or its affiliated persons for use in the Company's Registration Statement, prospectus, or statement of additional information or sales literature (including amendments or supplements thereto) or (ii) arising by reason of the Distributor's willful misfeasance, bad faith or negligence in the performance of the Distributor's willful misfeasance, bad faith or negligence in the performance of the Distributor's duties hereunder or by reason of reckless disregard of its obligations or duties hereunder, form reliance on information furnished to the Company by the Distributor or its affiliates, or from the Distributor's furnished to the Company by the Distributor or its affiliates, or from the Distributor's refusal or failure to comply with the terms or conditions of this Agreement.

1.13 The Distributor agrees to indemnify and hold harmless the Company, its several officers and Trustees and each person, if any, who controls a Fund within the meaning of Section 15 of the 1933 Act against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Company, its officers, Trustees or any such controlling person may incur the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or Trustees, or any controlling person resulting from such claims or demands arose (i) out of the acquisition of any Shares by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Company's Registration Statement, prospectus, statement of additional information (including amendments and supplements thereto) or sales literature, or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Company by the Distributor or its affiliated persons (as defined in the

       1940 Act), (ii) by reason of the Distributor's willful misfeasance, bad faith or negligence in performance of the Distributor's duties or obligations hereunder or by reason of reckless disregard of its duties or obligations hereunder, (iii) from reliance on information furnished to the Company by the Distributor or its affiliates, or (iv) from the Distributor's refusal or failure to comply with the terms or conditions of this Agreement.

1.14 In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, whose approval shall not be unreasonably withheld, and thereupon the Indemnifying Party shall take over the complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. In the event that the Indemnifying Party elects to assume the defense of any Indemnification Claim and retains legal counsel, the Indemnified Party shall bear the fees and expenses of any additional legal counsel retained by it. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Section
       1.14 and Section 3.1 shall survive the termination of this Agreement.

       In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified Party reasonably does not approve of counsel chosen by the Indemnifying Party, or in case there is a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnifying Party will reimburse the Indemnified Party, its officers, trustees, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Indemnified Party or such Defendant. The Indemnifying Party's indemnification agreement contained in this Section 1.14 and the Indemnifying Party's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party, its officers, directors, trustees, or employees, or any controlling persons, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Indemnified Party's benefit, to the benefit of its several officers, directors, trustees or employees, and their respective estates and to the benefit of the controlling persons and their successors. The Indemnifying Party agrees promptly to notify the Indemnified Party of the commencement of any litigation or proceedings against the Indemnifying Party or any of its officers, trustees, employees or directors in connection with the issue and sale of any Shares.

1.15 No Shares shall be offered by either the Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this Section 1.15 shall in any way restrict or have any application to or bearing upon the Company's obligation to redeem. Shares tendered for redemption by any shareholder in accordance with the provisions of the Company's Registration Statement, Declaration of Company, or bylaws.

1.16 The Company agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor.

     (a) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or statement of additional information then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

     (b) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, prospectus or statement of additional information then in effect or that requires the making of a change in such Registration Statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

     (c) of all actions of the SEC with respect to any amendments to any Registration Statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

     For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of the SEC.

2.   TERM AND TERMINATION OF AGREEMENT
     ---------------------------------

2.1 This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue for an initial two-year term and thereafter shall be renewed for successive one-year terms in accordance with the requirements of the 1940 Act. This Agreement is terminable without penalty, on at least sixty days' written notice, by either party. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

2.2 In the event a termination notice is given by the Company, all reasonable expenses associated with movement of records and materials and conversion thereof will be borne by the Company.

3.   LIMITATION OF LIABILITY
     -----------------------

3.1 The Distributor shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement. The Distributor shall not be liable to the Company for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof, reliance on information furnished to the Company by the Distributor or its affiliates, or the Distributor's refusal or failure to comply with the terms and conditions of this Agreement. The Company shall not be liable to the Distributor for any error of judgment or mistake of law or for any loss suffered by the Distributor, except a loss resulting from the Company's willful misfeasance, bad faith or negligence in the performance of its duties and obligations hereunder, or by reason of its reckless disregard thereof.

3.2 Each party shall have the duty to mitigate damages for which the other party may become responsible.

3.3 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

4.   EXCLUSION OF WARRANTIES
     -----------------------

     THIS IS A SERVICE AGREEMENT EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE DISTRIBUTOR DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE COMPANY, A FUND OR ANY OTHER PERSON,
     INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. THE DISTRIBUTOR DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

5.   MODIFICATIONS AND WAIVERS
     -------------------------

     No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against the Distributor unless said writing is executed by a Senior Vice President, Executive Vice President or President of the Distributor. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

6.   NO PRESUMPTION AGAINST DRAFTER
     ------------------------------

     The Distributor and the Company have jointly participated in the negotiation and drafting of this Agreement. The Agreement shall be construed as if drafted jointly by the Company and the Distributor, and no presumptions arise favoring any party by virtue of the authorship of any provision of this Agreement.

7.   PUBLICITY
     ---------

     Neither the Distributor nor the Company shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it, other than factual statements concerning the existence of the relationship, without prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

8.   SEVERABILITY
     ------------

     The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity or the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

9.   FORCE MAJEURE
     -------------

     No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority, (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

10.  EQUIPMENT FAILURES
     ------------------

     Notwithstanding any other provision in this Agreement, in the event of equipment failures or the occurrence of events beyond the Distributor's control which render its performance under this Agreement impossible, the Distributor shall at no additional expense to the Company take reasonable steps to minimize service interruptions. The Distributor represents that the various procedures and systems which the Distributor has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the records, and other data of the Company and the Distributor's records, data, are reasonably adequate and are covered by a reasonably adequate disaster recovery plan, and it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder.

11.  YEAR 2000
     ---------

     The Distributor's services hereunder shall rendered, and its computer systems used in rendering such services shall operate and function, without any Year 2000 Error. The term "Year 2000 Error" means;

          (a) any failure of the Distributor's systems to properly record, store, process, calculate or present calendar dates falling on and after (and, if applicable, spans of time including) January 1, 2000 as a result of the occurrence or use of data consisting of such dates;

          (b) any failure of the Distributor's systems to calculate any information dependent on or relating to dates on or after January 1, 2000 in the same manner, and with the same functionality, date integrity and performance, as such systems record, store, process, calculate and present calendar dates on or before December 31, 1999, or information dependent on or relating to such dates; or

          (c) any loss of functionality or performance with respect to the introduction of records or processing of data containing dates falling on or after January 1, 2000.

12.  NOTICES
     -------

     Any notice or other instrument authorized or required by this Agreement to be given in writing to the Company or the Distributor shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                         To the Company:

                         Rembrandt Funds
                         208 South La Salle Street
                         Chicago, Illinois 60604

                         To the Distributor:

                         First Data Distributors, Inc.
                         4400 Computer Drive
                         Westboro, Massachusetts 01581
                         Attention: President

                         with a copy to the Distributor's Chief Legal Officer

13.  GOVERNING LAW/VENUE
     -------------------

     The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, and the applicable provisions of the 1940 Act shall govern the interpretation, validity, and enforcement of this Agreement. To the extent the provisions of Massachusetts law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and the Distributor and the Company hereby submit themselves to the exclusive jurisdiction of those courts

14.  COUNTERPARTS
     ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

15.  CAPTIONS
     --------

     The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

16.  SUCCESSORS
     ----------

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and is not intended to confer upon any other person any rights or remedies hereunder.

17.  ARBITRATION
     -----------

     Any claim or controversy arising out of or related to this Agreement, or breach hereof, shall be settled by arbitration administered by the American Arbitration Association in Boston, Massachusetts in accordance with its applicable rules, except that the Federal Rules of Evidence and the Federal Rules of Civil Procedure with respect to the discovery process shall apply. The parties hereby agree that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

     The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this Article.

18.  CONFIDENTIALITY
     ---------------

18.1 Confidentiality. In the course of performance under this Agreement, each
     ---------------
     party may have access to and receive disclosure of confidential information about the other party, including but not limited to that party's financial information, financial strategies, marketing plans, customer profiles, sales estimates, business plans and a variety of other information which the receiving party should reasonably consider to be confidential and proprietary (hereinafter referred to as "Confidential Information"). The contents of this Agreement are also Confidential Information. Each party shall exercise reasonable care to safeguard the confidentiality of the Confidential Information of the other. Confidential Information of the disclosing party shall be used by the receiving party solely in the performance of the receiving party's obligations pursuant to this Agreement. The receiving party shall receive Confidential Information in confidence and not disclose Confidential Information of the disclosing party to any third party, except as may be necessary for the receiving party to perform its obligations pursuant to this Agreement, as required by law or a court of competent jurisdiction or by a regulatory agency with supervisory responsibilities over the disclosing party, for confidential consultations with accountants or attorneys, or as may otherwise be agreed upon in writing by the disclosing party. Each party may, however, disclose Confidential Information to its parent corporation, affiliates, subsidiaries and affiliated companies and employees, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed in breach of this Agreement.

       Each party acknowledges that breach of the restrictions on use, dissemination or disclosure of any Confidential Information of the other party would result in immediate and irreparable harm, and money damages would be inadequate to compensate the other party for that harm. Each party shall be entitled to equitable relief, in addition to all other available remedies, to redress any such breach.

10.2   Ownership. In the course of performance under this Agreement, Investor
       ---------
       Services Group may create reports, marketing materials, promotional materials, and other materials relating to the Company ("Results"). The Company acknowledges and agrees that Investor Services Group is the sole owner of all rights (including, but not limited to, copyrights) to any Results, or aspects of Results, that are used by Investor Services Group for administering its clients generally and are not created solely for the Company. Notwithstanding the foregoing, all rights (including, but not limited to, copyrights) to any Results that are created solely for the Company (including, but not limited to, any marketing materials and promotional materials created solely in connection with the Company) are solely owned by the Company and are assigned to the Company by Investor Services Group and the Company shall have a perpetual, royalty free, worldwide, transferable license to use, copy, transmit, distribute and modify any Results owned by Investor Services Group as may reasonably be necessary for the Company to exploit fully all of its rights in any Results owned by the Company.

19.    Obligations of the Company
       --------------------------

       The Company and the Distributor agree that the obligations of the Company under the Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Company individually, but are binding only upon the assets and property of the Company, as provided in the Declaration of Trust of the Company. The execution and delivery of this Agreement have been authorized by the Directors of the Company, and signed by an authorized officer of the Company, acting as such, and neither such authorization by such Trustee nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Company individually or to impose any liability on any of them or any shareholder of the Company personally, but shall bind only the assets and property of the Company as provided in the Declaration of Trust of the Company. The Company and the Distributor further agree that the obligations of a Fund under the Agreement shall not be binding on any other Fund, but are binding only upon the assets and property of such Fund, as provided in the Declaration of Trust.

20.  ENTIRE AGREEMENT
     ----------------

     This Agreement, including all Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations,and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                        REMBRANDT FUNDS


                                        By: /s/ Tim J. Leach
                                            -------------------------
                                        Name: Tim J. Leach
                                              -----------------------
                                        Title: President
                                              -----------------------

                                        FIRST DATA DISTRIBUTORS, INC.


                                        By: /s/ [SIGNATURE ILLEGIBLE]
                                            -------------------------
                                        Name: [SIGNATURE ILLEGIBLE]
                                              -----------------------
                                        Title: V.P & TReasurer
                                              -----------------------

                                  SCHEDULE A
                                  ----------

                         to the Distribution Agreement
                         between Rembrandt Funds and
                        First Data Distributions, Inc.

                                 Name of Funds
                                 -------------

Money Market Funds
     Treasury Money Market Fund
     Government Money Market Fund
     Money Market Fund
     Tax-Exempt Money Market Fund

Fixed Income Funds
     Fixed Income Fund
     Intermediate Government Fixed Income Fund
     Tax-Exempt Fixed Income Fund
     International Fixed Income Fund
     Limited Volatility Fixed Income Fund

Balanced Funds
     Balanced Fund

Equity Funds
     Value Fund
     Growth Fund
     International Equity Fund
     Small Cap Fund
     Asian Tigers Fund
     TransEurope Fund
     Latin America Equity Fund
     Real Estate Fund

                                      A-1